Exhibit 10.30

FORM OF EQUITY ADMINISTRATION AGREEMENT

THIS EQUITY ADMINISTRATION AGREEMENT (this “Agreement”), dated as of [            ], 2015, is by and between AMC Networks Inc., a Delaware corporation (“AMC”) and MSG Spinco, Inc. (to be renamed The Madison Square Garden Company), a Delaware corporation (“Spinco” and, together with AMC, each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Board of Directors of The Madison Square Garden Company (to be renamed MSG Networks Inc.), a Delaware corporation (“MSG”) has determined that it is in the best interests of MSG to separate the Spinco Business (as defined below) and the MSG Business (as defined below) into two independent public companies, on the terms and subject to the conditions set forth in a distribution agreement, dated [            ], 2015 (the “Spinco Separation”);

WHEREAS, the separation of AMC and the AMC Business (as defined below) from Cablevision Systems Corporation, a Delaware corporation (“CVC”), and the CVC Business was completed on June 30, 2011 (the “AMC Separation”);

WHEREAS, the separation of MSG and the MSG Business (as defined below) from CVC and the CVC Business was completed on February 9, 2010;

WHEREAS, as a result of the Spinco Separation, AMC Employees who hold MSG equity interests will receive certain Spinco equity interests;

WHEREAS, as a result of the AMC Separation, certain Spinco Employees (as defined below) who then held CVC equity interests received certain AMC equity interests;

WHEREAS, Spinco and AMC have agreed to enter into this agreement for the purpose of setting forth certain responsibilities and arrangements of each Party with respect to the equity interests of each Party held or to be held by employees of the other Party.

NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Action” means any claim, demand, complaint, charge, action, cause of action, suit, countersuit, arbitration, litigation, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

“Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement, including all the exhibits hereto, and all amendments made hereto from time to time.

“AMC” shall have the meaning ascribed thereto in the preamble to this Agreement.

“AMC Business” means all the businesses and operations conducted by the AMC Group from time to time, other than the CVC Business, Spinco Business and MSG Business.

“AMC Common Stock” means the Class A Common Stock, par value $0.01 per share, of AMC and Class B Common Stock, par value $0.01 per share, of AMC.

“AMC Employee” means any individual who is employed by AMC or any member of the AMC Group in a capacity considered by AMC to be common law employment, including active employees and employees on vacation and approved leaves of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).

“AMC Group” means, as of the Distribution Date, AMC and each of its former and current Subsidiaries (or any predecessor organization thereof), and any corporation or entity that may become part of such Group from time to time thereafter. The AMC Group shall not include any member of the MSG Group or Spinco Group.

“AMC Option” means an option to buy AMC Class A Common Stock granted pursuant to an AMC Share Plan and outstanding as of the Distribution Date.

“AMC Participant” means any individual who, immediately following the Distribution Date, is an AMC Employee, a Former AMC Employee or a beneficiary or surviving spouse of either of the foregoing.

“AMC Separation” shall have the meaning set forth in the Recitals.

“AMC Share Plan” means, collectively, the AMC 2011 Employee Stock Plan and any other stock plan or stock incentive arrangement, including equity award agreements, governing the terms and conditions of Equity Compensation of AMC.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“CVC” shall have the meaning ascribed thereto in the preamble to this Agreement.

“CVC Business” means all the businesses and operations conducted by the CVC Group from time to time, other than the AMC Business, Spinco Business and MSG Business.

“CVC Group” means CVC and each of its former and current Subsidiaries (or any predecessor organization thereof), and any corporation or entity that may become a part of such Group from time to time thereafter. The CVC Group shall not include any member of the AMC Group, Spinco Group or MSG Group.

“Distribution” means the distribution of Spinco Common Stock to holders of shares of MSG Common Stock which will occur in connection with the Spinco Separation.

“Distribution Date” means the date of consummation of the Distribution.

“Equity Compensation” means, collectively, the AMC Options and Spinco Options.

“Former AMC Employee” means any former employee of any member of the AMC Group.

“Former Spinco Employee” means any former employee of any member of the Spinco Group.

“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, the NYSE, NASDAQ or other regulatory, administrative or governmental authority.

“Group” means the AMC Group, CVC Group, Spinco Group and/or the MSG Group, as the context requires.

“IRS” means the U.S. Internal Revenue Service.

“Law” means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the U.S., any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

“Liabilities” means all debts, liabilities, obligations, responsibilities, Losses, damages (whether compensatory, punitive, or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including without limitation those arising under or in connection with any Law, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or a Party, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys’ fees, disbursements and expense of counsel, expert and consulting fees, fees of third-party administrators and costs related thereto or to the investigation or defense thereof.

“Loss” means any claim, demand, complaint, damages (whether compensatory, punitive, consequential, treble or other), fines, penalties, loss, liability, payment, cost or expense arising out of, relating to or in connection with any action.

“MSG” shall have the meaning ascribed thereto in the preamble to this Agreement.

“MSG Business” means all businesses and operations conducted by the MSG Group from time to time, whether prior to, at or after the Distribution Date, other than the AMC Business, Spinco Business and CVC Business.

“MSG Common Stock” means the Class A Common Stock, par value $0.01 per share, of MSG and Class B Common Stock, par value $0.01 per share, of MSG.

“MSG Group” means MSG and each of its former and current Subsidiaries (or any predecessor organization thereof), and any corporation or entity that may become part of such Group from time to time thereafter. The MSG Group shall not include any member of the AMC Group or Spinco Group.

“NASDAQ” means The NASDAQ Stock Market LLC.

“NYSE” means the New York Stock Exchange, Inc.

“Party” and “Parties” shall have the meanings ascribed thereto in the preamble to this Agreement.

“Spinco” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Spinco Business” means all businesses and operations conducted by the Spinco Group from time to time, whether prior to, at or after the Distribution Date, including the businesses and operations conducted by the Spinco Group as more fully described in the Spinco Information Statement and excluding the MSG Business, AMC Business and CVC Business.

“Spinco Common Stock” means the Class A Common Stock, par value $0.01 per share, of Spinco and Class B Common Stock, par value $0.01 per share, of Spinco.

“Spinco Employee” means any individual who is employed by Spinco or any member of the Spinco Group in a capacity considered by Spinco to be common law employment, including active employees and employees on vacation and approved leaves of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).

“Spinco Group” means, as of the Distribution Date, Spinco and each of its former and current Subsidiaries (or any predecessor organization thereof), and any corporation or entity that may become part of such Group from time to time thereafter. The Spinco Group shall not include any member of the AMC Group or MSG Group.

“Spinco Option” means an option to buy Spinco Class A Common Stock granted pursuant to a Spinco Share Plan in connection with the Distribution.

“Spinco Participant” means any individual who, immediately following the Distribution Date, is a Spinco Employee, a Former Spinco Employee or a beneficiary or surviving spouse of either of the foregoing.

“Spinco Separation” shall have the meaning set forth in the Recitals.

“Spinco Share Plan” means, collectively, the Spinco Employee Stock Plan and any other stock plan or stock incentive arrangement, including equity award agreements, governing the terms and conditions of Equity Compensation of Spinco.

“Spinco Information Statement” means the definitive information statement distributed to holders of MSG Common Stock in connection with the Distribution and filed with the U.S. Securities and Exchange Commission.

“Subsidiary” means with respect to any Party, any corporation or other legal entity of which such Party or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interests entitled to vote on the election of members to the board of directors or similar governing body, or in the case of an entity with no governing body, more than 50% of the equity interests.

“U.S.” means the United States of America.

Section 1.2 General Interpretive Principles. Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires. The words “hereof,” “herein,” “hereunder,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and references to Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified. Any reference to any federal, state, local or non-U.S. statute or Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

ARTICLE II

ADMINISTRATION OF EQUITY COMPENSATION

Section 2.1 Taxes and Withholding.

(a) Exercise Price.

(i) Upon the exercise of a Spinco Option by an AMC Participant, the Parties shall take steps to ensure that the applicable stock plan administrator delivers cash in an amount equal to the exercise price, rounded up to the nearest whole penny, to AMC, which shall promptly deliver such payment to Spinco.

(ii) Upon the exercise of an AMC Option by a Spinco Participant, the Parties shall take steps to ensure that the applicable stock plan administrator delivers cash in an amount equal to the exercise price, rounded up to the nearest whole penny, to Spinco, which shall promptly deliver such payment to AMC.

(b) Taxes.

(i) Upon exercise of an AMC Option or Spinco Option by any holder, the employer or former employer of such holder shall fund and be liable to the applicable Governmental Authority for any employer taxes.

(ii) Upon exercise of an AMC Option or Spinco Option by any holder, the parties shall take steps to ensure that the applicable stock plan administrator sells AMC Common Stock or Spinco Common Stock, as applicable, in an amount equal to the required withholding amount and remits such amount to the employer or former employer of such holder.

(c) Tax Deductions. With respect to the Equity Compensation held by individuals who are Spinco Employees at the time the Equity Compensation becomes taxable and individuals who are Former Spinco Employees at such time, Spinco shall claim any federal, state and/or local tax deductions and AMC shall not claim such deductions. With respect to the Equity Compensation held by individuals who are AMC Employees at the time the Equity Compensation becomes taxable and individuals who are Former AMC Employees at such time, AMC shall claim any federal, state and/or local tax deductions and Spinco shall not claim such deductions. If any Party determines in its reasonable judgment that there is a substantial likelihood that a tax deduction that was assigned to Spinco or AMC pursuant to this Section 2.1(c) will instead be available only to the other Party (whether as a result of a determination by the IRS, a change in the Code or the regulations or guidance thereunder, or otherwise), it will notify the other Party and both Parties will negotiate in good faith to resolve the issue in accordance with the following principle: the Party entitled to the deduction shall pay to the other party an amount that places the other Party in a financial position equivalent to the financial position the Party would have been in had the Party received the deduction as intended under this Section 2.1. Such amount shall be paid within 90 days of filing the last tax return necessary to make the determination described in the preceding sentence.

Section 2.2 Cooperation. If, after the Distribution Date, Spinco or AMC identify an administrative error in the individuals identified as holding Equity Compensation, the amount of Equity Compensation so held, the vesting level of such Equity Compensation, or any other similar error, the Parties shall mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and the Parties in the position in which they would have been had the error not occurred. Each of the Parties shall establish an appropriate administration system in order to handle in an orderly manner exercises of Spinco Options and AMC Options. Each of the Parties will work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records with respect to Equity Compensation are correct and updated on a timely basis. The foregoing shall include employment status and information required for tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Securities Exchange Act of 1934 and other applicable Laws. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to effectuate the purposes of this Agreement, including adopting any required plans or plan amendments. Each Party shall be entitled to rely in good faith on information provided by the other Party, and the providing Party shall be responsible for any Liabilities arising from missing, delayed, incomplete, inaccurate or outdated information or data.

Section 2.3 SEC Registration. The Parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the U.S. Securities and Exchange Commission with respect to the long-term incentive awards to the extent any such registration statement is required by applicable Law.

Section 2.4 Savings Clause. The Parties hereby acknowledge that the provisions of this Article II are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives. Notwithstanding anything in this Agreement to the contrary, the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.

Section 2.5 Sharing of Information. The Parties (acting directly or through their respective Subsidiaries) shall promptly provide to the other Party and their respective agents and vendors all information as the other may reasonably request to enable the requesting Party to administer efficiently and accurately each of its equity administration plans or arrangements and to determine the scope of, as well as fulfill, its obligations under this Agreement; provided, however, that in the event that any Party reasonably determines that any such provision of information could be commercially detrimental to such Party or any member of its Group, violate any Law or agreement to which such Party or any member of its Group is a party, or waive any attorney-client privilege applicable to such Party or any member of its Group, the Parties shall provide any such information and the Parties shall take all reasonable measures to comply with the obligations pursuant to this Section 2.5 in a manner that mitigates any such harm or consequence to the extent practicable, and the Parties agree to cooperate with each other and take such commercially reasonable steps as may be practicable to preserve the attorney-client privilege with respect to the disclosure of any such information. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such information available outside of its normal business hours and premises. Any information shared or exchanged pursuant to this Agreement shall be subject to generally accepted confidentiality requirements.

Section 2.7 No Third-Party Beneficiaries. No provision of this Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Spinco Employee or AMC Employee or other Spinco Participant or AMC Participant under any Spinco Share Plan or AMC Share Plan or otherwise. This Agreement is solely for the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons (including any Spinco Participant or AMC Participant or either of the Parties’ respective Subsidiaries) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. No provision in this Agreement shall modify or amend any other agreement, plan, program, or document unless this Agreement explicitly states that the provision “amends” that other agreement, plan, program, or document. This shall not prevent the Parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other person shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program, or document unless the provision is explicitly designated as such in this Agreement, and the person is otherwise entitled to enforce the other agreement, plan, program, or document. If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program, or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision in this Agreement shall be void ab initio, thereby precluding it from having any amendatory effect. Furthermore, nothing in this Agreement is intended to confer upon any Spinco Employee, Former Spinco Employee, AMC Employee or Former AMC Employee, any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.

Section 2.8 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

ARTICLE III

MISCELLANEOUS

Section 3.1 Effect If Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution does not take place or is terminated prior to the Distribution Date, then all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed to in writing by the Parties, and neither Party shall have any Liability to the other Party under this Agreement.

Section 3.2 Complete Agreement; Construction. This Agreement, including the Exhibits, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 3.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Section 3.4 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Date.

Section 3.5 Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

To AMC:

AMC Networks Inc.

11 Penn Plaza – 15th Floor

New York, New York 10001

Attention: General Counsel

To Spinco:

MSG Spinco, Inc. (or, after the applicable name change, The Madison Square Garden Company)

Two Penn Plaza

New York, New York 10121

Attention: General Counsel

Section 3.6 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 3.7 Amendments. Subject to the terms of Sections 3.8 and 3.10 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 3.8 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided that either Party may assign this Agreement to a purchaser of all or substantially all of the properties and assets of such Party so long as such purchaser expressly assumes, in a written instrument in form reasonably satisfactory to the non-assigning Party, the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of the assigning Party to be performed or observed.

Section 3.9 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 3.10 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any entity that is contemplated to be a Subsidiary of such Party after the Distribution Date.

Section 3.11 Title and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 3.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 3.13 Waiver of Jury Trial. The Parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.

Section 3.14 Specific Performance. From and after the Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that, from and after the Distribution, the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 3.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

AMC NETWORKS INC.

By:
Name:
Title:

MSG SPINCO, INC. (to be renamed The Madison Square Garden Company)

By:
Name:
Title: